Exhibit 3.1

[SEAL]	ROSS MILLER
Secretary of State
206 North Carson Street, Suite 4	In the office of	Document Number
Carson City, Nevada 89701-4520		20120576060-89
(776) 684 5708	ROSS MILLER	Filing Date and Time
Website: www.nvsos.gov	Ross Miller	08/21/2012 3:55 PM
	Secretary of State	Entity Number
	State of Nevada	E0436012012-5
Articles of Incorporation
(PURSUANT TO NRS 78)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1.	Name of Corporation:	INFINTIY OIL & GAS COMPANY

2.	Resident Agent Name	X	Commercial Registered Agent:	National Registered Agents, Inc. of NV
for Service of Process:
(check only one box)	Noncommercial Registered Agent	OR	Office or Position with Entity
(name and address below)	(name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity.

1000 East William Street, Suite 204	Carson City	Nevada	89701
Street Address	City	Zip Code

Same	Nevada
Mailing Address (if different from street address)	City	Zip Code

3.	Authorized Stock:
(number of shares corporation	Number of shares	Par value	Number of shares
is authorized to issue)	with par value:	25,000,000	per share: $	0.00001	without par value:	None

4.	Names and Addresses	1)	Betty Sytner
of the Board of	Name
Directors/Trustees:	8950 West Olympic Boulevard, Suite 200	Beverly Hills	CA	90211
(each Director/Trustee	Street Address	City	State	Zip Code
must be a natural person	2)
at least 18 years of age;	Name
attached additional page if
more than two directors/trustees)	Street Address	City	State	Zip Code

5.	Purpose:	The purpose of this Corporation shall be:
(optional: see instructions)	To engage in any lawful business activity.

6.	Name, Address	Conrad C. Lysiak	CONRAD C. LYSIAK
and Signature of	Name	Signature
Incorporator:	601 West First Avenue, Suite 903	Spokane	WA	99201
(attach additional page if there	Address	City	State	Zip Code
is more than one incorporator)

7.	Certificate of Acceptance	I hereby accept appointment as Registered Agent for the above named Entity.
of Appointment of	X
Registered Agent:	Authorized Signature of R. A. or On Behalf of R. A. Company	Date

This form must be accompanied by appropriate fees.